CONSENT OF INDEPENDENT AUDITORS




We consent to the reference to our firm under the captions "Financial Highlights" and "Counsel and Independent Auditors" and to the use of our report dated May 3, 2002, which is incorporated by reference, in this Registration Statement (Form N-1A Nos. 33-46586 and 811-6610) of Dreyfus Massachusetts Intermediate Municipal Bond Fund.


                                /S/ERNST & YOUNG LLP
                                   ERNST & YOUNG LLP


New York, New York
July 25, 2002